SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

(Amendment No. __)

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[ ]	Definitive Proxy Statement
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[ ]	Soliciting Material Pursuant to Sec. 240.14a-12

FRANKLIN MUNICIPAL SECURITIES TRUST

FRANKLIN TAX-FREE TRUST

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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[ ]	Fee paid previously with preliminary proxy materials.

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NOTICE OF MEETING ADJOURMENT

FRANKLIN FLORIDA TAX-FREE INCOME FUND

FRANKLIN KENTUCKY TAX-FREE INCOME FUND

FRANKLIN TENNESSEE MUNICIPAL BOND FUND

One Franklin Parkway, San Mateo, CA 94403

October 22, 2021

To our shareholders:

The Franklin Florida Tax-Free Income Fund, Franklin Kentucky Tax-Free Income Fund and the Franklin Tennessee Municipal Bond Fund Joint Special Meeting of Shareholders originally scheduled to occur on October 22, 2021, has been adjourned to November 12, 2021, due to insufficient responses from eligible shareholders.

Your VOTE IS IMPORTANT. OUR RECORDS INDICATE THAT YOU HAVE NOT YET VOTED ON THe PROPOSAL. please take a moment now to cast your vote to avoid an additional adjournment of the meeting.

Shareholders have the option to vote “For”, “Against” or “Abstain” on the enclosed proxy card to have their shares represented at the Joint Special Meeting. In efforts to keep Fund costs down, we’d greatly appreciate your vote on this important proposal.

The polls are still open, so the opportunity to voice your opinion on the proposal outlined on the attached proxy card is now.

Information regarding the Joint Special Meeting and the proposals can be found in the proxy statement. For assistance in voting your shares please call 1 (866) 796-7179.

Voting is easy. Please take a moment now to cast your vote using one of the options listed below:

1. MAIL your signed and voted proxy back in the postage paid envelope provided
2. ONLINE at the website indicated on the enclosed voting form and follow the online instructions
3. LIVE with a representative when you call toll-free 1 (866) 796-7179 Monday through Friday 9 a.m. to 10 p.m. Eastern time

Thank you in advance for your participation.